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                                                                   EXHIBIT 99.1

                                                       BELMONT HOMES, INC.
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                                            P.O. BOX 280 BELMONT, MS 38827
                                                              601-454-9217

CONTACT:    WILLIAM KUNKEL
            VICE PRESIDENT OF FINANCE                FOR IMMEDIATE RELEASE
            (601) 454-9217

                     BELMONT HOMES' CEO JEROLD KENNEDY ILL

BELMONT, MISSISSIPPI (NOVEMBER 5, 1996) - BELMONT HOMES, INC. (NASDAQ/NM:BHIX) TODAY ANNOUNCED THAT ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, JEROLD KENNEDY, RECENTLY HAS BEEN DIAGNOSED WITH A SMALL LUNG TUMOR. ACCORDING TO KENNEDY'S PHYSICIANS, THE CANCEROUS GROWTH WAS DETECTED VERY EARLY AND EXTENSIVE TESTING HAS INDICATED NO SPREAD OF THE TUMOR. KENNEDY HAS COMPLETED THE FIRST OF A SERIES OF SIX CHEMOTHERAPY TREATMENTS AND THE CURRENT PROGNOSIS FOR COMPLETE REMISSION OF THE CANCER IS EXCELLENT. KENNEDY IS EXPECTED TO MISS LITTLE TIME FROM THE OFFICE DURING THE THERAPY AND, AS A RESULT, MANAGEMENT PRESENTLY BELIEVES THERE WILL BE LITTLE IF ANY CHANGE IN HIS DAY-TO-DAY INVOLVEMENT IN THE COMPANY'S OPERATIONS.

         BELMONT HOMES, INC. MARKETS A VARIETY OF SINGLE AND MULTI-SECTION MANUFACTURED HOMES THROUGH APPROXIMATELY 410 DEALERS AND 550 SALES CENTERS, LOCATED PRIMARILY IN THE SOUTHERN UNITED STATES.

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